SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): May 2, 2001



                               KANAKARIS WIRELESS
             (Exact name of registrant as specified in its charter)



           NEVADA                        0-28213                 86-0888532
(State or Other Jurisdiction of  (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)



                                  65 ENTERPRISE
                              ALISO VIEJO, CA 92656
                    (Address of Principal Executive Offices)



                                 (949) 330-6590
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant.

         On March 14, 2001, Kanakaris Wireless held its 2001 Annual Meeting of Stockholders for consideration of the five proposals described in Item 5 below. Proposal 3 involved an increase in the voting rights of the Class A Convertible Preferred Stock ("Class A Preferred") from twenty non-cumulative votes per share, voting together with our common stock on all matters on which the holders of our common stock are entitled to vote, to 100 non-cumulative votes per share on such matters. At the meeting, each of the five proposals was adopted by our stockholders by the numbers of votes described in Item 5 below.

         On May 2, 2001, we filed with the Nevada Secretary of State an Amendment to Restated Articles of Incorporation that included, among other things, this increase in voting rights of the Class A Preferred. As a result of this increase in voting rights and as a result of ownership of shares of common stock and Class A Preferred by Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, Mr. Kanakaris became entitled to exercise voting control over our company. Immediately prior to such time, no identifiable person or group of persons had voting control over our company.

         Specifically, as of May 2, 2001, we had 56,659,365 shares of Common Stock outstanding. As of that date, Mr. Kanakaris beneficially owned all of the 1,000,000 shares of our outstanding Class A Preferred and 5,289,546 shares of common stock, which shares of common stock included 2,100,000 shares issuable upon the exercise of options and 1,000,000 shares issuable upon conversion of Class A Preferred. Based upon this ownership, as of May 2, 2001, Mr. Kanakaris beneficially owned approximately 8.85% of our common stock and 100% of our Class A Preferred, and held approximately 65.23% of the voting power over all matters on which the holders of our common stock are entitled to vote.

         Consequently, Mr. Kanakaris has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our stockholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors (and, thereby, the qualification and appointment of officers of our company), and mergers and other business combinations involving our company. In addition, through his control of the Board of Directors and voting power, he may be able to control certain decisions, including decisions with respect to our company's dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by our company. In addition, the concentration of voting power in Mr. Kanakaris could have the effect of delaying or preventing a change in control of our company and may affect the market price of our common stock.


Item 5.  Other Events.

         In connection with the special meeting of stockholders held on March 14, 2001, the holders of shares of our Class A Preferred and common stock as of February 9, 2001 were asked:

         PROPOSAL 1. To elect eleven directors to our Board of Directors;

         PROPOSAL 2. To consider and vote upon a proposal to approve an amendment to our Restated Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 250,000,000 shares;

         PROPOSAL 3. To consider and vote upon a proposal to approve an amendment to our Restated Articles of Incorporation that would increase the voting rights of the Class A Preferred from twenty non-cumulative votes per share, voting together with our common stock on all matters presented for approval of stockholders generally, to 100 non-cumulative votes per share on such matters;

         PROPOSAL 4. To consider and vote upon a proposal to approve an amendment to our Amended and Restated Bylaws that provides that the acquisition of controlling interest provisions of the Nevada Corporations Code shall not apply in connection with the change in voting rights described in Proposal 3; and

         PROPOSAL 5. To ratify the appointment of Weinberg & Company, P.A. as our independent certified public accountants to audit our financial statements for the fiscal year beginning October 1, 2000.

         Each of the five proposals described above is described more particularly in our definitive proxy statement filed with the Securities and Exchange Commission on February 14, 2001 pursuant to Section 14(a) of the Securities Exchange Act of 1934 and was approved by our stockholders by the votes set forth below:

                                   PROPOSAL 1
                                   ----------

                                CLASS A PREFERRED
                                -----------------

                           For             Against            Abstain
                           ---             -------            -------
     Alex Kanakaris     20,000,000             0                  0
     Branch Lotspeich   20,000,000             0                  0
     John McKay         20,000,000             0                  0
     Patrick McKenna    20,000,000             0                  0
     Lisa Lawrence      20,000,000             0                  0
     Robert Sherry      20,000,000             0                  0
     Rose Forbes        20,000,000             0                  0
     Jeff Hall          20,000,000             0                  0
     Tom Hughes         20,000,000             0                  0
     Robert Wood        20,000,000             0                  0
     Charles Moore      20,000,000             0                  0


                                  COMMON STOCK
                                  ------------

                           For             Against            Abstain
                           ---             -------            -------
     Alex Kanakaris     43,801,896          17,000            191,780
     Branch Lotspeich   43,801,896          17,000            191,780
     John McKay         43,799,896          19,000            191,780
     Patrick McKenna    43,801,896          17,000            191,780
     Lisa Lawrence      43,799,396          19,500            191,780
     Robert Sherry      43,801,896          17,000            191,780
     Rose Forbes        43,801,896          17,000            191,780
     Jeff Hall          43,801,896          17,000            191,780
     Tom Hughes         43,801,896          17,000            191,780
     Robert Wood        43,801,896          17,000            191,780
     Charles Moore      43,801,396          17,500            191,780


                                   PROPOSAL 2
                                   ----------

         CLASS A PREFERRED                            COMMON STOCK
         -----------------                            ------------

         For:     20,000,000                          For:     41,558,659
         Against:      0                              Against:  2,206,356
         Abstain:      0                              Abstain:    230,661


                                   PROPOSAL 3
                                   ----------

         CLASS A PREFERRED                            COMMON STOCK
         -----------------                            ------------

         For:     20,000,000                          For:     15,313,268
         Against:      0                              Against:  3,083,465
         Abstain:      0                              Abstain:    287,281


                                   PROPOSAL 4
                                   ----------

         CLASS A PREFERRED                            COMMON STOCK
         -----------------                            ------------

         For:     20,000,000                          For:     15,737,103
         Against:      0                              Against:  2,392,820
         Abstain:      0                              Abstain:    569,091

                                   PROPOSAL 5
                                   ----------

         CLASS A PREFERRED                            COMMON STOCK
         -----------------                            ------------

         For:     20,000,000                          For:     43,416,578
         Against:      0                              Against:    302,532
         Abstain:      0                              Abstain:    276,566


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              3.1 Form of Amendment to Restated Articles of Incorporation of the Registrant*

              3.2  Amendment to Amended and Restated Bylaws of the Registrant*

--------------
* Incorporated by reference to the Registrant's definitive proxy statement filed pursuant to Section 14(a) of the Securities and Exchange Act on February 14, 2001.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2001

                                                    KANAKARIS WIRELESS

                                                    By: /S/ Alex Kanakaris
                                                        -----------------------
                                                        Alex Kanakaris,
                                                        Chief Executive Officer